Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT1

Name	Jurisdiction
Globe Specialty Metals, Inc.	Delaware
Alabama Sand and Gravel, Inc.	Delaware
Alden Resources, LLC	Delaware
Alden Sales Corporation, LLC	Delaware
Core Metals Group Holdings, LLC	Delaware
Core Metals Group, LLC	Delaware
Gatliff Services, LLC	Delaware
GBG Holdings, LLC	Delaware
Globe Metales S.A.	Argentina
Globe Metallurgical, Inc.	Delaware
Globe Metals Enterprises, LLC	Delaware
GSM Alloys I, Inc.	Delaware
GSM Alloys II, Inc.	Delaware
GSM Enterprises Holdings, Inc.	Delaware
GSM Enterprises, LLC	Delaware
GSM Netherlands Overseas III, B.V.	Netherlands
GSM Netherlands Overseas IV, B.V.	Netherlands
GSM Netherlands, B.V.	Netherlands
LF Resources, Inc.	Delaware
Ningxia Yongvey Coal Industrial Co., Ltd.	China
Norchem, Inc.	Florida
QSIP Canada ULC	Canada
QSIP Sales ULC	Canada
Quebec Silicon LP	Canada
Silicon Technology (Proprietary) Limited	South Africa
Solsil, Inc.	Delaware
Tennessee Alloys Company, LLC	Delaware
Ultracore Energy S.A.	Argentina
West Virginia Alloys, Inc.	Delaware
WVA Manufacturing, LLC	Delaware
Grupo FerroAtlántica, S.A.U.	Spain
Actifs Solaires Bécancour Inc	Canada
Alloys International, A.G.	Switzerland
Cuarzos Industriales de Venezuela, Cuarzoven, S.A.	Venezuela
Cuarzos Industriales, S.A.U.	Spain
Emix, S.A.S	France
FerroAtlantica Canada Company Inc	Canada

[1]	The names of other subsidiaries that would not constitute a significant subsidiary in the aggregate have been omitted.

Name	Jurisdiction
FerroAtlantica de Mexico	Mexico
FerroAtlantica de Venezuela, Ferroven, S.A.	Venezuela
FerroAtlantica Deutschland GmbH	Germany
FerroAtlantica do Brasil Mineraçao, Ltda.	Brazil
FerroAtlántica I+D, S.L.U.	Spain
FerroAtlantica International Limited	England and Wales
FerroAtlantica S.L. y Compañía de Ferroaleaciones y Electrometales, S.C.	Spain
FerroAtlántica, S.A.U.	Spain
FerroManganese Mauritania, S.A.R.L.	Mauritania
FerroPem, S.A.S.	France
FerroQuartz Company Inc	Canada
FerroQuartz Holdings Limited	Hong Kong
FerroQuartz Mauritania S.A.R.L.	Mauritania
FerroQuebec Company Inc	Canada
FerroTambao, S.A.R.L.	Burkina Faso
Ganzi FerroAtlantica Silicon Industry Company Limited	China
Hidro Nitro Española, S.A.	Spain
Mangshi FerroAtlantica Mining Industry Service Company Limited	China
Mangshi Sinice Silicon Industry Company Limited	China
Photosil Industries, S.A.S	France
Rebone Mining Proprietary Limited	South Africa
Rocas, Arcillas y Minerales, S.A.	Spain
Samquarz Proprietary Limited	South Africa
SCI Abrioud Buisson-Rond	France
Silicio FerroSolar, S.L.U.	Spain
Silicon Smelters Pty. Ltd.	South Africa
Thaba Chueu Mining Pty. Ltd.	South Africa
Vaal Silicon Smelters Pty. Ltd.	South Africa